UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the
Securities Exchange Act of 1934

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ALL-AMERICAN SPORTPARK, INC.

(Name of Registrant as Specified In Its Charter)

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ALL-AMERICAN SPORTPARK, INC.

6730 Las Vegas Boulevard South

Las Vegas Nevada 89119

(702) 317-7302

NOTICE OF ADOPTION AND APPROVAL OF
BY WRITTEN CONSENT OF STOCKHOLDERS

Dear Stockholders:

On December 23, 2020, the Board of Directors of All-American SportPark, Inc., a Nevada corporation (“the Company,” “we” or “us”), and on December 30, 2020 stockholders holding more than a majority of our outstanding stock (the “Majority Stockholders”) approved by written consent the following actions (collectively, the “Corporate Actions”):

1.	An amendment to the Company’s Articles of Incorporation to change the Company’s name to “Global Acquisitions Corporation.”

2.	An amendment to the Articles of Incorporation to increase the number of shares of the Company’s authorized Common Stock, $0.001 par value, from 10,000,000 to 500,000,000.

3.	Amend the Articles of Incorporation to opt out of the “Combinations with Interested Stockholders” provisions contained in Sections 78.411 through 78.444 of the Nevada Revised Statutes (“NRS”); and opt out of the “Acquisition of Controlling Interest” provisions contained in Sections 78.378 through 78.3793 of the NRS.

The amendments to the Articles of Incorporation will not be effective until the Company files the Amendments to the Articles of Incorporation with the Nevada Secretary of State, which will not occur until February 1, 2021 or thereafter (the “Effective Date”).

The accompanying Information Statement, which describes the Corporate Actions in more detail, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations prescribed thereunder. The consent that we have received constitutes the only stockholder approval required for the Corporate Actions under the NRS, our Articles of Incorporation and Bylaws. Accordingly, the Corporate Actions will not be submitted to the other stockholders of the Company for a vote.

The record date for the determination of stockholders entitled to notice of the action by written consent is December 30, 2020. Pursuant to Rule 14c-2 under the Exchange Act, the Corporate Actions will not be implemented until at least twenty (20) calendar days after the mailing of this Information Statement to our stockholders which is expected to occur on or about February 1, 2021.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors,

Ronald S. Boreta, President and Chief Executive Officer

ALL-AMERICAN SPORTPARK, INC.

 INFORMATION STATEMENT

This Information Statement is being furnished to the stockholders of All-American SportPark, Inc, a Nevada corporation (the “Company”), in connection with the prior approval of our Board of Directors of, and receipt of approval by written consent of the majority stockholders of the Company of the Corporate Actions.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. NO PROXY CARD HAS BEEN ENCLOSED AND NO MEETING OF STOCKHOLDERS WILL BE HELD TO CONSIDER THE CORPORATE ACTIONS.

This Information Statement is furnished for the purposes of informing stockholders, in the manner required under the Securities Exchange Act of 1934, as amended, and under Nevada Law, of the of the Company by written consent. This Information Statement is first being mailed on or about January 11, 2021 to holders of record of Common Stock as of the close of business on December 30, 2020 (the Record Date).

Approval of the Board and Stockholders

On December 30, 2020, the Company had 5,658,123 shares of Common Stock issued and outstanding.  On that date, Ronald Boreta, John Boreta, Boreta Enterprises, LTD. (which is controlled by Ronald and John Boreta) and Investment AKA, LLC (which is controlled by Andre K. Agassi), voted an aggregate of 3,143,915 shares in favor of the adoption and approval of the Corporate Actions. Such shares represent 55.56% of the shares of Common Stock outstanding. These persons are referred to in this Information Statement as the “Majority Stockholders.”

THE AMENDMENTS TO THE ARTICLES OF INCORPORATION

On December 23, 2020 and December 30, 2020, respectively, the Board of Director and Majority Stockholders executed written consents in lieu of meetings pursuant to NRS 78.315 and 78.320 which authorized amending our Articles of Incorporation to change the name of the Company, to increase the number of authorized shares of the Company’s Common Stock and to opt out of two provisions of the NRS (the “Corporate Actions”).

Change of the Company’s Name

The Company currently has no or nominal operations and no or nominal assets and is therefore considered to be a “Shell Company” as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). At this time, our purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to seek the perceived advantages of a corporation whose securities are registered pursuant to the Exchange Act. As of the date of this Information Statement we have been investigating business opportunities, but we have not reached any preliminary or definitive agreements or understandings with any person concerning an acquisition or merger.

The name of the Company prior to the amendment reflects the prior business of the Company which involved the operation of sports facilities in Las Vegas. In October 2016, the Company’s business activities involving sports facilities ended with the transfer of its remaining interest in All-American Golf Center, Inc.  As a result, the current name is no longer appropriate and may be confusing to persons who may wish to bring a business opportunity to the Company.  The name “Global Acquisitions Corporation” was selected because it is more generic.

Increase in Authorized Common Stock

Prior to the Corporate Actions, the Company’s authorized capital consisted of 10,000,000 shares of Common Stock, $0.001 par value, and 5,000,000 shares of Preferred Stock, $0.001 par value.  Pursuant to the Corporate Actions, the number of shares of authorized Common Stock is being increased to 500,000,000 shares.  There is no change to the number of authorized shares of Preferred Stock.

Reasons for the Increase in the Number of Shares of Common Stock

There are currently 5,658,123 shares of Common Stock issued and outstanding, which represents over 56% of the total authorized shares prior to the Corporate Actions. We are currently investigating business opportunities that are presented to us by persons or firms who or which desire to seek the perceived advantages of a corporation whose securities are registered pursuant to the Exchange Act. Although we have not reached any preliminary or definitive agreements or understandings with any person concerning an acquisition or merger, we believe that any agreement would require the Company to issue a substantial number of shares of its Common Stock.

Having an increased number of authorized but unissued shares of Common Stock would allow the Company to take prompt action with respect to a business opportunity that may develop, without the delay and expense of seeking stockholder approval of an increase in the Company’s capitalization. The issuance of additional shares of Common Stock would likely dilute the value of current stockholders’ shares. It is not the present intention of the Board of Directors to seek stockholder approval prior to any issuance of shares of Common Stock unless otherwise required by law or regulation. It is possible that a business opportunity may arise that requires prompt action, and the Company believes that the delay necessitated for stockholder approval of a specific transaction could be to the detriment of the Company and its stockholders.

Opting Out of Acquisition of Controlling Interest and Combination with Interested Stockholders Statutes

The amendments approved by the Board of Directors and Majority Stockholders include inserting a new Article XI to the Company’s Articles of Incorporation as follows:

ARTICLE XI

TRASACTIONS WITH STOCKHOLDERS

Section 1. Control Share Acquisition Exemption. The corporation elects not to be governed by the provisions of NRS §78.378 to NRS §78.3793 generally known as the “Control Share Acquisition Statute” under the Nevada Business Corporation Law, which contains a provision governing “Acquisition of Controlling Interest.”

Section 2. Combinations With Interested Stockholders. The corporation elects not to be governed by the provisions of NRS §78.411 through NRS §78.444, inclusive, of the Nevada Business Corporation Law.

Reasons for Opting Out of Acquisition of Controlling Interest and Combination with Interested Stockholders Statutes

At this time, our purpose is to seek, investigate and, if such investigation warrants, acquire an interest in business opportunities presented to us by persons or firms who or which desire to seek the perceived advantages of a corporation whose securities are registered pursuant to the Exchange Act.

Management of the Company believes that Nevada's “anti-takeover” statutes could make us less attractive or deter business opportunity candidates.  Therefore, we believe that opting out of these provisions as permitted by Nevada law is in the best interests of the Company and its stockholders.

Nevada’s “Acquisition of Controlling Interest” statutes (NRS Sections 78.378–78.3793) apply only to Nevada Corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. We do not believe we have 100 stockholders of record who are residents of Nevada, although there can be no assurance that in the future the “Acquisition of Controlling Interest” statutes would apply to us. The “Acquisition of Controlling Interest” statutes provide that persons who acquire a “controlling interest”, as defined in NRS Section 78.3785, in a company may only be given full voting rights in their shares if such rights are conferred by the disinterested stockholders of the company at an annual or special meeting. Any disinterested stockholder that does not vote in favor of granting such voting rights is entitled to demand that the company pay fair value for their shares, if the acquiring person has acquired at least a majority of all of the voting power of the company. As such, persons acquiring a controlling interest might not be able to vote their shares.

Nevada’s “Combinations With Interested Stockholders” statutes (NRS Sections 78.411 through 78.444), which provide that specified persons who, together with affiliates and associates, own, or within three years did own, 10% or more of the outstanding voting stock of a “publicly traded” Nevada corporation with at least 200 stockholders cannot engage in specified business combinations with the corporation for a period of three years after the date on which the person became an interested stockholder, unless the combination or the transaction by which the person first became an interested stockholder is approved by the corporation’s Board of Directors before the person first became an interested stockholder.  Although the Company does not currently fall within the definition of a publicly traded company for the purposes of the statute, it could have become subject to this provision in the future.

Voting Securities and Principal Holders Thereof

The following table sets forth, as of December 30, 2020 the stock ownership of each person known by the Company to be the beneficial owner of five percent or more of the Company’s Common Stock, each Executive Officer and Director individually, and all Directors and Executive Officers of the Company as a group. Except as noted, each person has sole voting and investment power with respect to the shares.

NAME	AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP	PERCENT OF CLASS

Ronald S. Boreta 6730 Las Vegas Blvd. South Las Vegas, NV 89119	960,484 (1)	16.97%

ASI Group, LLC Investment AKA, LLC c/o Agassi Enterprises, Inc. 3883 Howard Hughes Pkwy, 8th Fl. Las Vegas, NV 89109	1,589,167 (4)	28.13%

John Boreta 6730 Las Vegas Blvd. South Las Vegas, NV 89119	811,439 (2)	14.34%

Boreta Enterprises, Ltd. 6730 Las Vegas Blvd. South Las Vegas, NV 89119	360,784 (3)	6.38%

Steve Miller 3883 Howard Hughes Pkwy., 8th Fl. Las Vegas, NV 89169	34,000 (5)	0.60%

Cara Corrigan 6730 Las Vegas Blvd. South Las Vegas, NV 89119	34,000 (5)	0.60%

All Directors and Executive Officers as a Group (4 persons)	1,839,923 (6)	32.52%

(1) Includes 602,229 shares held directly; 248,255 shares which represents Ronald Boreta's share of the Common Stock held by Boreta Enterprises, Ltd.; and 110,000 shares held by his son.

(2) Includes 591,735 shares held directly; 108,704 shares which represents John Boreta's share of the Common Stock held by Boreta Enterprises Ltd.; and 110,000 shares held by his daughter.

(3) Direct ownership of shares held by Boreta Enterprises Ltd., a limited liability company owned by Ronald and John Boreta and the Estate of Vaso Boreta. Boreta Enterprises Ltd. percentage ownership is as follows:

Ronald S. Boreta        68.81%

John Boreta                30.13%

Estate of Vaso Boreta  1.06%

(4) ASI Group LLC and Investment AKA, LLC are both Nevada limited liability company’s whose members include Andre K. Agassi.

(5) All shares are owned directly.

(6) Includes shares beneficially held by the four named Directors and Executive Officers.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, Information Statements and other information with the SEC. You may read and copy this information at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings are also available to the public from document retrieval services and the Internet website maintained by the SEC at www.sec.gov.